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                                                                   Exhibit 10.10

                           INDEMNIFICATION AGREEMENT


     This INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into as of ________, 1997, by and between LINC Capital, Inc. (the "Company") and _______________ (the "Director").

     WHEREAS, the Director is a member of the Board of Directors (the "Board") of the Company;

     WHEREAS, the Company desires to provide insurance and indemnification to the Director in connection with liability incurred by reason of being a director of the Company; and

     WHEREAS, the Director is willing to accept such insurance and indemnification upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual obligations of the parties hereto, the parties do hereby agree as follows:

1.   Indemnification.
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     1.1.  Liability Insurance.  The Company shall provide the Director
(including his heirs, personal representatives, executors and administrators) for as long as he or she remains a director of the Company, with coverage in the amount existing on the date hereof under a standard directors' and officers' liability insurance policy at its expense, such coverage to be provided that the annual premium for such policy does not exceed two hundred (200%) of the annual premium for such a policy as of the date hereof. The Company will deliver to the Director written notice at least thirty (30) days prior to the termination of coverage or reduction of coverage below the amount existing on the date hereof.

     1.2.  Indemnity.  In addition to the insurance coverage provided for in
Section 1.1, the Company shall hold harmless and indemnify the Director (and his heirs, executors and administrators) to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director of the Company (whether or not he continues to be a director at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

     1.3. Expenses. In the event the Director becomes a party, or is threatened to be made a party, to any action, suit or proceeding for which the Company has agreed to provide insurance coverage or indemnification under this
Section 1, the Company shall, to the fullest extent permitted under applicable law, advance all expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement (collectively "Expenses") incurred by the Director in connection with the investigation, defense, settlement, or appeal or any threatened, pending or completed action, suit or proceeding, subject to receipt by the Company of a written undertaking from the Director (i) to reimburse the Company for all Expenses actually paid by the Company to or on behalf of the Director

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in the event it shall be ultimately determined that the Director is not entitled to indemnification by the Company for such Expenses and (ii) to assign to the Company all rights of the Director to indemnification, under any policy of directors' and officers' liability insurance or otherwise, to the extent of the amount of Expenses actually paid by the Company to or on behalf of the Director.

2.   General Provisions.
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     2.1.  Successors; Assignment.  This Agreement shall be binding upon and inure to the benefit of the Director, the Company and his and its respective personal representatives, successors and assigns. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether directly or indirectly, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement inform and substance satisfactory to the Director, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

     2.2. Entire Agreement; Modifications. This Agreement constitutes the entire Agreement between the parties respecting the subject matter hereof, and supercedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral. Except as otherwise explicitly provided herein, this Agreement may not be amended or modified except by written agreement signed by the Director and the Company.

     2.3. Enforcement and Governing Law. The provisions of this Agreement shall be regarded as divisible and separate; if any of said provisions should be declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby. This Agreement shall be construed and the legal relations of the parties hereto shall be determined in accordance with the laws of the State of Illinois without reference to the law regarding conflicts of law.

     2.4. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Director within twenty (20) miles from the location of the Company, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction.

     2.5. Legal Fees. All reasonable legal fees paid or incurred by the Director pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Company if the Director is successful on the merits pursuant to a legal judgment, arbitration or settlement.

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     2.6.  Waiver.   No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party, shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

     2.7. Notices. Notices pursuant to this Agreement shall be in writing and shall be deemed given when received; and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, postage prepaid; and if to the Company, addressed to the principal headquarters of the Company, attention: Chairman; or, if to the Director, to the address set froth below the Director's signature on this Agreement, or to such other address as the party to be notified shall have given to the other.

     2.8. Miscellaneous. Time is of the essence of this Agreement and all of the obligations of each party hereto. Wherever from the context that it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and the pronouns stated in either the masculine, feminine or the neuter general shall include the masculine, feminine and the neuter genders. This Agreement may be executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single agreement. This Agreement shall be effective when signed by all of the parties hereto.

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     IN WITNESS WHEREOF, the parties hereto have caused this Indemnification
Agreement to be executed as of ___________, 1997.



                                 LINC CAPITAL, INC.


                                 ____________________________________
                                 By:
                                 Title:



                                 ____________________________________
                                 [DIRECTOR]

                                 Address:____________________________
                                         ____________________________
                                         ____________________________




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